EXHIBIT (23)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Bodyguard Records.com, Inc.


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 21, 2000, relating to the financial statements of Bodyguard Records.com, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Sobel & Co., LLC.
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Certified Public Accountants
Livingston, New Jersey
June 21, 2000